HALOZYME APPOINTS NEW GENERAL COUNSEL

SAN DIEGO, December 13, 2021 - Halozyme Therapeutics, Inc. (NASDAQ: HALO) today announced that Mark Snyder has been appointed senior vice president, general counsel, chief compliance officer and corporate secretary, effective January 3, 2022. Mr. Snyder will succeed Masaru Matsuda, who is stepping down to pursue another opportunity.

Mr. Snyder brings almost thirty years of legal and business experience to Halozyme. Over his career he has led and played key roles in a broad range of intellectual property, licensing, regulatory, anti-trust and litigation matters. Most recently Mr. Snyder served as senior vice president, deputy general counsel, litigation for Qualcomm Incorporated, a large, public, multinational wireless technology company with more than 40,000 employees. In that role Mr. Snyder led litigation strategy for hundreds of cases worldwide, winning key licensing, antitrust, intellectual property and business-related cases. In addition, Mr. Snyder managed Qualcomm’s antitrust, legal operations and intellectual property advocacy teams. Prior to working at Qualcomm, Mr. Snyder served in leadership roles at several companies leading legal teams that included overseeing IP strategy development and prosecution. Mr. Snyder received his J.D. from Boston College Law School and M.B.A from Boston College Carroll School of Management. He also holds a B.S. in chemical engineering from the University of Rochester.

"I am delighted to welcome Mark, an accomplished legal and business leader, to our leadership team," said Dr. Helen Torley, president and chief executive officer. "We look forward to Mark’s contributions as we benefit from his deep expertise and insights, as we grow the company with the goal of delivering additional value to shareholders. On behalf of the Board, I want to thank Mas for his contributions to Halozyme and wish him all the best in his future endeavors."

“I am pleased to join the outstanding leadership team at Halozyme at such an exciting time in the growth of the company. I look forward to leading the legal team to support that growth.” said Mark Snyder.

About Halozyme

Halozyme is a biopharmaceutical company bringing disruptive solutions to significantly improve patient experiences and outcomes for emerging and established therapies. Halozyme advises and supports its biopharmaceutical partners in key aspects of new drug development with the goal of improving patients' lives while helping its partners achieve global commercial success. As the innovators of the ENHANZE® technology, which can reduce hours-long treatments to a matter of minutes, Halozyme’s commercially-validated solution has touched more than 500,000 patient lives in post-marketing use via five commercialized products across more than 100 global markets. Halozyme and its world-class partners are currently advancing multiple therapeutic programs intended to deliver innovative therapies, with the potential to improve the lives of patients around the globe. Halozyme’s proprietary enzyme rHuPH20 forms the basis of the ENHANZE® technology and is used to facilitate the delivery of injected drugs and fluids, potentially reducing the treatment burden of other drugs to patients. Halozyme has licensed its ENHANZE® technology to leading pharmaceutical and biotechnology companies including Roche, Baxalta, Pfizer, AbbVie, Lilly, Bristol-Myers Squibb, Alexion, argenx, Horizon Therapeutics and ViiV Healthcare. Halozyme derives revenues from these collaborations in the form of milestones and royalties as the Company’s partners make progress developing and commercializing their products being developed using ENHANZE®. Halozyme is headquartered in San Diego. For more information visit www.halozyme.com and connect with us on LinkedIn and Twitter.

Safe Harbor Statement

In addition to historical information, the statements set forth above include forward-looking statements including, without limitation, statements concerning Halozyme’s potential growth prospects. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. The forward-looking statements are typically, but not always, identified through use of the words "believe," "enable," "may," "will," "could," "intends," "estimate," "anticipate," "plan," "predict," "probable," "potential," "possible," "should," "continue," and other words of similar meaning. Actual results could differ materially from the expectations contained in forward-looking statements as a result of several factors, including uncertainties concerning whether collaborative products are ultimately developed, approved or commercialized for the indications referred to in this press release, unexpected expenditures and costs, unexpected results or delays in development and regulatory review including any potential delays caused by the current COVID-19 global pandemic, unexpected regulatory approval requirements, unexpected adverse events or patient outcomes from being treated with the ENHANZE® co-formulated treatment referred to in this press release, and competitive conditions. These and other factors that may result in differences are discussed in greater detail in Halozyme's most recent Annual and Quarterly Reports filed with the Securities and Exchange Commission. Except as required by law, Halozyme undertakes no duty to update forward-looking statements to reflect events after the date of this release.

Contact:
Al Kildani
Vice President, Investor Relations and Corporate Communications
858-704-8122
ir@halozyme.com